EXHIBIT 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is made and entered into as of January 22, 2003, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Allan C. Youngberg (“Executive”).

Recitals

A)	On July 23, 1999, an Employment Agreement was made and entered into by and between Employer and Executive;

B)	On September 26, 2001, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

C)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $210,000, effective as of September 1, 2001;

D)	On November 19, 2002, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

E)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $210,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 22, 2003, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $217,500 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Allan C. Youngberg	By: /s/ ROBERT M. GANS

/s/ ALLAN C. YOUNGBERG	Name: Robert M. Gans

Its: Executive Vice President